Exhibit 99.2

Lucas Energy Significantly Increases its Estimates of
Eagle Ford Potential Reserves

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – November 29, 2010 – Lucas Energy, Inc. (NYSE Amex - LEI) an independent oil and gas company based in Houston, Texas, has provided an internal management update based upon its revised Eagle Ford potential reserves  (proved and probable) as of September 30, 2010.

The net present value at a 10% discount rate (“PV10”) of the potential reserves estimated for Lucas by Forrest A. Garb & Associates, Inc. (Garb) as of April 1, 2010 was $51.9 million. Lucas performed an internal evaluation, as of September 30, 2010, and calculated an $83.6 million PV10 valuation for Lucas potential reserves. Garb’s report as of April 1, 2010 estimated 2.7 million barrels of oil equivalent (BOE) of potential reserves, whereas Lucas’ internal report, as of September 30, 2010, had an estimated 4.3 million BOE of potential reserves.

William A. Sawyer, President and CEO of Lucas Energy, said “Lucas sees much greater potential reserves from the oil window of the Eagle Ford formation than previously recognized by industry reserve engineers. Our research and internal calculations of potential reserves and PV10 values are much higher than in April, which results in a revised net asset value for Lucas of approximately $6 per share currently.”

The reason for the management update is based on the following major changes in key assumptions that have occurred since April 1, 2010: (a) Lucas collected data from 151 Eagle Ford wells in its area of activity, which averages 394,000 BOE of recoverable reserves from each lateral well bore versus the 150,000 BOE assumed by third party reserve engineers in April; (b) the number of lateral well bores with Eagle Ford potential owned by Lucas has increased from 10 wells at April 1, 2010 to 51 wells at September 30, 2010; and (c) the oil prices assumed at the time of the Garb report were assumed to average $67.48 per barrel versus the $73.19 per barrel average at September 30, 2010.

All oil and gas reserve quantities and discounted values are estimates by definition with inherent uncertainties and complexities implicit in their formulation. Lucas cannot assure its investors that all the potential reserve quantities and PV10 values it has estimated will be recognized as proved reserves in the Company’s upcoming third party reserve report as of April 1, 2011. For more information on this and other activities of the Company, see the Lucas Energy web site www.lucasenergy.com.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential  inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements or those prepared by third parties that are not paid by the Company, except as required by law. The Company’s complete SEC filings are available at http://www.sec.gov.

Contacts:

John O’Keefe Lucas Energy, Inc.
(713) 528-1881

Michael Brette,J.D. [mikebrette@gmail.com]
Mike King [mike@princetonresearch.com]